EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Tandy Leather Factory, Inc. for the quarter ended March 31, 2007 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), Ron Morgan, as Chief Executive Officer and President, and Shannon L. Greene, as Treasurer and Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
ii.
The information contained in the Report fully presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

May 15, 2007	By: /s/ Ron Morgan
Ron Morgan
Chief Executive Officer and President

May 15, 2007	By: /s/ Shannon L. Greene
Shannon L. Greene
Chief Financial Officer and Treasurer